Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
First Business Financial Services, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-183274 on Form S-8 and 333-221387 on Form S-3 of First Business Financial Services, Inc. of our report dated February 28, 2019 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Oak Brook, Illinois
February 28, 2019